UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

RESPIRERX PHARMACEUTICALS INC.

(formerly CORTEX PHARMACEUTICALS, INC.)

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2015, Cortex Pharmaceuticals, Inc., (the “Company”) filed a Certificate of Amendment to its Second Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Second Restated Certificate of Incorporation to change the name of the Company to RespireRx Pharmaceuticals Inc. A copy of the Amendment is filed as Exhibit 3.1 to this report.

Item 7.01 Regulation FD Disclosure.

In connection with the change in the Company’s name, the Company has also applied to change its ticker symbol from CORX to RSRX, or alternatively RSPI.

In addition, on December 17, the Company announced its name change in a press release that also included additional information regarding recent developments in the Company’s business. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is being furnished and not filed pursuant to Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2015	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ James S.J. Manuso
James S.J. Manuso
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Cortex Pharmaceuticals, Inc.

99.1	Press Release dated December 17, 2015*

*Furnished herewith